UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 14, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-03832222
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of Principal Executive Offices)		(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 18, 2009 General Motors Company (“GM”) confirmed it signed a stock purchase agreement with Koenigsegg Group AB regarding the sale of 100% of the shares of Saab Automobile AB (“Saab”). The deal is expected to conclude in the next few months. Saab plans to exit legal reorganization shortly.

The stock purchase agreement is subject to agreed upon closing conditions, including expected funding commitments from the European Investment Bank and/or other financial institutions, to be guaranteed by the Swedish government, as well as transitional assistance from GM.

As part of the proposed transaction, GM and Saab will continue to share technology and services during a defined time period. This will be managed through licenses and service agreements.

ITEM 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99	News Release Dated August 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: August 21, 2009	By:	/s/ NICK S. CYPRUS
(Nick S. Cyprus Vice President, Controller and Chief Accounting Officer)